	XANSER CORPORATION
	CONSOLIDATED STATEMENTS OF INCOME
	(In thousands, except per share amounts)
	(Unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Revenues:
Services	$60,211	$39,883	$179,085	$113,116
Products	49	518	513	5,925

Total revenues	60,260	40,401	179,598	119,041

Costs and expenses:
Operating costs	60,440	36,705	172,154	108,721
Cost of products sold	12	526	276	6,369
Depreciation and amortization	808	900	2,661	2,729
General and administrative	944	891	3,085	2,327

Total costs and expenses	62,204	39,022	178,176	120,146

Operating income (loss)	(1,944)	1,379	1,422	(1,105)
Interest and other income, net	243	213	655	487
Interest expense	(955)	(256)	(1,981)	(792)

Income (loss) before income taxes	(2,656)	1,336	96	(1,410)
Income tax expense	(652)	(1,295)	(2,684)	(2,557)

Net income (loss)	$(3,308)	$41	$(2,588)	$(3,967)

Earnings (loss) per common share — Basic and Diluted	$(0.10)	$-	$(0.08)	$(0.12)

	XANSER CORPORATION
	SUPPLEMENTAL INFORMATION
	(In thousands)
	(Unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Revenues:
Technical services	$57,588	$35,403	$170,764	$100,911
Information technology services	2,672	4,998	8,834	18,130

	$60,260	$40,401	$179,598	$119,041

Operating income (loss):
Technical services	$1,677	$3,542	$9,589	$7,986
Information technology services	(2,677)	(1,272)	(5,082)	(6,764)
General and administrative
expenses	(944)	(891)	(3,085)	(2,327)

	$(1,944)	$1,379	$1,422	$(1,105)